Exhibit 99.2

Williams & Webster, P.S.

Certified Public Accountants & Business Consultants

October 31, 2006

Mr. Frank Simola
President and Chairman of the Board
PowerCold Corporation
P. O. Box 1239
115 Canfield Road
La Vernia, Texas 78121

Dear Frank:

We are unwilling to do the re-audits of PowerCold's 2004 and 2005 financial statements for the following reasons:

1. We are precluded from performing an additional audit when the fees from the preceding audit remain unpaid.

2. Our audit engagement letter for the 2005 audit of PowerCold (which you signed on April 10, 2006) states clearly and in bold type that: "Upon completion of our work and prior to the release of audit reports, we require full payment of all remaining audit fees and charges." PowerCold is in violation of the terms of our audit engagement contract. We have not received payment in full as required by our agreement.

3. We have not received all of the corrected financial statements and related information necessary for a two-year re-audit.

Until the foregoing matters have been completed, we are unwilling to perform re-audits of PowerCold's financial statements.

Sincerely,

Kevin Williams, CPA
Williams & Webster, P.S.

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com